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                                                                 EXHIBIT 99.2(A)
                           RFS HOTEL INVESTORS, INC.
                      1998 SPECIAL MEETING OF SHAREHOLDERS
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           RFS HOTEL INVESTORS, INC.

   The undersigned hereby appoints Robert M. Solmson and Michael J. Pascal, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock, $.01 par value per share ("RFS Common Stock") of RFS Hotel Investors, Inc. ("RFS"), which the undersigned would be entitled to vote if personally present at the special meeting of the shareholders (the "Special Meeting") of RFS held at the corporate offices of RFS on July , 1998 at 2:00 p.m. local time, and including at any adjournments or postponements thereof, as follows:

   THE BOARD OF DIRECTORS OF RFS RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER PROPOSAL SET FORTH BELOW.

   1. Proposal (the "Merger Proposal") to approve the Asset Sale Agreement and Plans of Mergers dated as of April 21, 1998, by and among RFS, Equity Inns, Inc., RHI Acquisitions, Inc., RFS Partnership, L.P., and Equity Inns Partnership, L.P.; and

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   2. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

   The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of RFS Common Stock held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this proxy will be voted as directed above. If a proxy is submitted and no directions are given, the proxy will be voted for the approval of the Merger Proposal. Nonvoting shares (including broker non-votes) and abstentions will have the effect of a vote against the Merger Proposal.

   You may revoke your proxy at any time before it is voted.

                  (continued and to be signed on reverse side)

                          (continued from other side)

   This proxy will be valid until the sooner of one year from the date indicated below and the completion of the Special Meeting.

                                         DATED:                    , 1998
                                               --------------------


                                         PLEASE SIGN EXACTLY AS NAME
                                         APPEARS ON THIS PROXY.

                                         --------------------------------
                                                   (Signature)

                                         --------------------------------
                                           (Signature, if held jointly)

                                         --------------------------------
                                                     (Title)

                                         WHEN SHARES ARE HELD JOINTLY,
                                         JOINT OWNERS SHOULD EACH SIGN.
                                         EXECUTORS, ADMINISTRATORS,
                                         TRUSTEES, ETC., SHOULD INDICATE
                                         THE CAPACITY IN WHICH SIGNING.

IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE!
  IF YOU NEED ASSISTANCE WITH THIS PROXY CARD, PLEASE CALL MICHAEL J. PASCAL,
                         SECRETARY, AT (901) 767-7005.